Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Lorillard, Inc. (the “Company”) for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Murray S. Kessler, as Chief Executive Officer of the Company, and David H. Taylor, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Murray S. Kessler
Name:	Murray S. Kessler
Title:	Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date:	October 23, 2013

/s/ David H. Taylor
Name:	David H. Taylor
Title:	Executive Vice President, Finance and Planning
and Chief Financial Officer
(Principal Financial Officer)

Date:	October 23, 2013

This certification shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lorillard, Inc. and will be retained by Lorillard, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.